Exhibit 99.1

FOR FURTHER INFORMATION:

AT TOWER FINANCIAL CORPORATION:

FOR INVESTORS:	FOR MEDIA:
Richard R. Sawyer	Tina M. Farrington
Chief Financial Officer	Executive Vice President
260-427-7150	260-427-7155
rick.sawyer@towerbank.net	tina.farrington@towerbank.net

Tower Financial Announces Shareholder Approval of Merger with Old National Bancorp

FORT WAYNE, INDIANA – February 7, 2014 – Tower Financial Corporation (NASDAQ: TOFC) announced that at its special meeting of shareholders held today, the shareholders of the Company approved the merger of the Company with and into Old National Bancorp (NASDAQ: ONB). The merger remains, subject to the satisfaction of the closing conditions contained in the merger agreement. The Company will file with the Securities and Exchange Commission a Form 8-K setting forth the results of the shareholder vote.

ABOUT THE COMPANY

Headquartered in Fort Wayne, Indiana, Tower Financial Corporation is a financial services holding company with one subsidiary; Tower Bank & Trust Company (Tower Bank), a community bank headquartered in Fort Wayne. Tower Bank provides a wide variety of financial services to businesses and consumers through its six full-service financial centers in Fort Wayne, and one in Warsaw, Indiana. Tower Bank has a wholly-owned subsidiary, Tower Trust Company, which is a state-chartered wealth services firm doing business as Tower Private Advisors. Tower Bank also markets under the HSA Authority brand, which provides Health Savings Accounts to clients in 50 states. Tower Financial Corporation's common stock is listed on the NASDAQ Global Market under the symbol "TOFC." For further information, visit Tower's web site at www.towerbank.net

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements that, by their nature, are predictive and are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and about our company.

These forward-looking statements are intended to be covered by the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance, speak only as of this date, and involve risks and uncertainties related to our banking business or to general business and economic conditions that may affect our business, which may cause actual results to turn out differently. More detailed information about such risks and uncertainties may be found in our most recent Annual Report on Form 10-K, or, if applicable, in subsequently filed Forms 10-Q quarterly reports, under the captions “Forward-Looking Statements” and “Risk Factors,” which we file from time to time with the Securities and Exchange Commission. These reports are available on the Commission’s website at www.sec.gov, as well as on our website at www.towerbank.net.